SECOND AMENDMENT
TO
EATON PERSONAL INVESTMENT PLAN
2015 Restatement

The Eaton Personal Investment Plan, presently maintained under an amended and restated document made effective January 1, 2015, as amended (the "Plan"), is hereby further amended for purposes of facilitating receipt of a favorable determination letter from the Internal Revenue Service, in the respects set forth below, effective upon execution hereof.
1.    Section 15.8 of the Plan is amended to provide as follows:
15.8    Facility of Payment
If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount may, in the discretion of the Administrator, be paid to such individual's court appointed guardian or to another person with a valid power of attorney. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.
If distribution is to be made to a minor Beneficiary, the Administrator may, in its discretion, pay the amount to a duly qualified guardian or other legal representative, to an adult relative under the applicable state Uniform Gifts to Minors Act, as custodian, or to a trust that has been established for the benefit of the minor. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the minor and shall be a complete discharge of any liability therefor under the Plan.
2.    Section 15.9(b) of the Plan is amended by the addition of a new sentence to provide as follows:
Notwithstanding the foregoing, prior to forfeiting any Unclaimed Account, the Committee shall attempt to contact the Participant or Beneficiary by mail at his or her last known address as determined under Section 15.9(a), and by any such other such diligent efforts to locate such Participant or Beneficiary deemed reasonable under the circumstances by the Committee as described in Section 1.411(a)-4(b)(6) of the Treasury Regulations, Revenue Procedure 2013-12, and Department of Labor Field Assistance Bulletin No. 2014-01, which may include review of related plan and Sponsor records, attempting to contact the designated Beneficiary, and the use of free electronic search tools.
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EXECUTED AT Cleveland, Ohio, this 30th day of November, 2016.

EATON CORPORATION

By: /s/ Mark M. McGuire
Title: Executive Vice President, General Counsel and Secretary
12031927.2